OREGON METALLURGICAL CORPORATION

                                   EXHIBIT 11.1


                          Earnings per share computation

                                                        Three Months Ended
                                                           September 30,
                                                        __________________
                                   (in thousands except per share data)

                                                          1995         1994
                                                          ____         ____

Net income (loss)                                       $   (439)    $   (400)
                                                        ========     ========

Weighted average shares outstanding                       10,911       10,893

Weighted average share equivalents assumed
 issued from Excess Benefit Plan                             114          ---

Weighted average share equivalents
 assumed issued from exercise of warrants                     89          ---

Weighted average share equivalents assumed
 issued as part of Employee Compensation Policy              167          ---
                                                        ________     ________
Weighted average share and share
 equivalents outstanding                                  11,281       10,893

Net income (loss) per share                             $  (0.04)    $  (0.03)
                                                        ========     ========


                                                        Nine Months Ended
                                                           September 30,
                                                        __________________
                                   (in thousands except per share data)

                                                          1995         1994
                                                          ____         ____

Net income (loss)                                       $    549     $ (2,086)
                                                        ========     ========

Weighted average shares outstanding                       10,905       10,891

Weighted average share equivalents assumed
 issued from Excess Benefit Plan                             123          ---

Weighted average share equivalents
 assumed issued from exercise of warrants                     58          ---

Weighted average share equivalents assumed
 issued as part of Employee Compensation Policy              100          ---
                                                        ________     ________
Weighted average share and share
 equivalents outstanding                                  11,186       10,891

Net income (loss) per share                             $  (0.05)    $  (0.19)
                                                        ========     ========

Earnings per share computed on both the primary and fully diluted bases are the same.
